EXHIBIT 6 TO SCHEDULE 13D


                                    AGREEMENT

          Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, each of the undersigned hereby agrees that the Schedule 13D filed in connection with his or her beneficial ownership of certain equity securities of which this Agreement is an Exhibit is filed on behalf of each of us.

          Each of the undersigned hereby further constitutes and appoints each of Douglas G. Bailey and Nolan R. Schwartz as his attorney-in-fact, with power to act jointly or severally, with power of substitution, for the undersigned in any and all capacities, to sign the Schedule 13D and any amendments thereto, and to file the same, with all exhibits thereto and other documents therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

          This Agreement will be construed in accordance with laws of the United States and the laws of the State of Connecticut.

          This Agreement may be signed in one or more counterparts.

               IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of April 30, 1998.


                                             /s/ RALPH E. BAILEY
                                             ------------------------------
                                             Ralph E. Bailey

                                             /s/ DOUGLAS G. BAILEY
                                             ------------------------------
                                             Douglas G. Bailey

                                             /s/ NOLAN R. SCHWARTZ
                                             ------------------------------
                                             Nolan R. Schwartz

                                             /s/ GUY C. HECKMAN
                                             ------------------------------
                                             Guy C. Heckman

                                             /s/ J. WILLIAM DRAKE
                                             ------------------------------
                                             J. William Drake

                                             /s/ ROBERT M. DAVENPORT
                                             ------------------------------
                                             Robert M. Davenport

                                             /s/ BETSY S. KENYON
                                             ------------------------------
                                             Betsy S. Kenyon

                                             /s/ JAMES G. HANNOOSH
                                             ------------------------------
                                             James G. Hannoosh

                                             /s/ GENEVE E. HENDRICKS
                                             ------------------------------
                                             Geneve E. Hendricks

                                             /s/ LINDSAY G. MORTNER
                                             ------------------------------
                                             Lindsay G. Mortner